                            Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


                           Filed by the Registrant       [X]

                           Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss240.14a-12.

--------------------------------------------------------------------------------
                               CLAIMSNET.COM INC.
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     ---------------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     5)   Total fee paid:

     ---------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     ---------------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

     3)   Filing Party:

     ---------------------------------------------------------------------------

     4)   Date Filed:

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


                                Claimsnet.com inc


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                October 20, 2000


To the Stockholders:

                  The Annual Meeting of Stockholders of Claimsnet.com inc, a Delaware corporation (the "Company"), will be held at the offices of the Company, 12801 North Central Expressway, First Floor Building Conference Room, Dallas, Texas 75243, on October 20, 2000, at 8:00 A.M., Central Time, for the following purposes:

     (1) To approve an amendment to the certificate of incorporation of the Company to amend its corporate name to be "HealthExchange Inc.";

     (2) To approve the reservation by the Board of Directors of the Company of 1,427,076 shares of Common Stock issuable upon the potential conversion of the outstanding shares of Series A Convertible Redeemable Preferred Stock, par value $.001 per share, and Series B Convertible Redeemable Preferred Stock, par value $.001 per share, of the Company issued in connection with an acquisition in April 2000;

     (3) To approve an amendment to the Company's 1997 Stock Option Plan to increase the total number of shares of Common Stock issuable upon the exercise of stock options granted thereunder by 750,000 shares;

     (4) To elect three Directors of the Company, each of whom is to hold office until the Annual Meeting of Stockholders in 2002 and until the due election and qualification of his successor;

     (5) To approve the designation of Ernst & Young LLP as independent auditors for the current fiscal year; and

     (6) To transact such other business as may properly come before the meeting or any adjournment thereof.

                  Only stockholders of record at the close of business on September 14, 2000, will be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

                  If you cannot personally attend the meeting, it is requested that you promptly fill in, sign, and return the proxy submitted to you herewith.

                                             By order of the Board of Directors,

                                             C. KELLY CAMPBELL
                                             Secretary
Dated: September 14, 2000

                                CLAIMSNET.COM INC

                                 PROXY STATEMENT


         This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Claimsnet.com inc, a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders (the "Meeting") scheduled to be held at the offices of the Company, 12801 North Central Expressway, First Floor Building Conference Room, Dallas, Texas 75243 on October 20, 2000, at 8:00 a.m., Central Time, and at any adjournments thereof.

         Only stockholders of record as of the close of business on September 14, 2000, are entitled to notice of, and to vote at, the Meeting or any adjournment thereof. On that date, the Company had outstanding 9,195,000 shares of common stock, par value $.001 per share (the "Common Stock"), 13,767 shares of Series A 8% Convertible Redeemable Preferred Stock, par value $.001 per share ("Series A Preferred") and 13,767 shares of Series B 8% Convertible Redeemable Preferred Stock, par value $.001 per share ("Series B Preferred"). Each share of Preferred Stock entitles the holder to one vote. The presence in person or by proxy of the holders of a majority of shares of Common Stock and Preferred Stock as one class shall constitute a quorum for the transaction of business at the Meeting. Each share is entitled to one vote.

         Each form of proxy which is properly executed and returned to the Company will be voted in accordance with the directions specified thereon, or, if no directions are specified, will be voted (i) for the amendment of the corporate name of the Company to "HealthExchange Inc.", as described under the heading "Amendment Of Corporate Name," (ii) for the reservation by the Board of Directors of the Company of 1,427,076 shares of Common Stock issuable upon the potential conversion of the Company's Series A Preferred Stock and Series B Preferred Stock into shares of Common Stock, as described under the heading "Reservation of Common Stock," (iii) for the amendment of the Company's 1997 Stock Option Plan to increase the number of shares of Common Stock issuable upon the exercise of options thereunder by 750,000, (iv) for the election as Directors of the persons named herein under the caption "Election of Directors," and (v) to approve the designation of Ernst & Young LLP as independent auditors for the Company for its current fiscal year. Any stockholder giving a proxy may revoke it at any time before it is exercised. Such revocation may be effected by voting in person or by proxy at the Meeting, by returning to the Company prior to the Meeting a proxy bearing a later date, or by otherwise notifying the Secretary of the Company in writing prior to the Meeting.

         The address of the Company's executive offices is 12801 North Central Expressway, Suite 1515, Dallas, Texas 75243 and its telephone number is (972) 458-1701. This proxy statement and the accompanying proxy are first being distributed to the stockholders of the Company on or about September 18, 2000.

                           AMENDMENT OF CORPORATE NAME


         The Board of Directors has unanimously declared it advisable and unanimously recommended to the stockholders of the Company that Article entitled "FIRST" of the certificate of incorporation, which states the corporate name of the Company be amended to be and read in its entirety as follows:

                  "FIRST. The name of the corporation is HealthExchange Inc. (the "Corporation")."

Reasons for the Amendment

         On April 18, 2000, the Company, through its wholly-owned subsidiary, HealthExchange.com, Inc., a Delaware corporation ("HECOM"), acquired from VHx Company, a Nevada corporation ("VHx"), substantially all of the properties and assets related to the HealthExchange(TM), BenefitExchange(TM) and CareExchange(TM) product suite (together, "HealthExchange") under development by VHx, including the HealthExchange.com name and HealthExchange, BenefitExchange and CareExchange trademarks and development contracts.

         The acquisition represented the first step in the Company's publicly announced plan to broaden its operations and potential market beyond the processing of healthcare transactions. Accordingly, in order to convey to the public and the investment community the intent of the Company and its management to diversify and expand its operations, the Board of Directors determined that an amendment to the corporate name was advisable. The Board of Directors believes that the name "HealthExchange Inc." properly conveys its vision to the public and the investment community.

Required Vote

         The proposal to amend the certificate of incorporation of the Company requires the approval of the holders of a majority of the outstanding shares of Common Stock, Series A Preferred and Series B Preferred voting as one class.

         THE BOARD OF DIRECTORS RECOMMENDS THE STOCKHOLDERS VOTE FOR THE
PROPOSAL.

                           RESERVATION OF COMMON STOCK


         The Company is seeking approval by the stockholders of a proposed reservation of up to 1,427,076 shares of its Common Stock for issuance upon conversion of shares of Preferred Stock as described below.


Background

         The Company in furtherance of its recent determination to expand its healthcare related business to include the offering of online solutions which will allow employers, health plans and health plan members to more effectively manage their benefits and the members' health acquired on April 18, 2000 through its wholly-owned subsidiary, HealthExchange.com, Inc., certain assets of VHx, a processor of traditional healthcare EDI (electronic data interchange) claim transactions. The acquired assets related to the efforts of VHx to develop a state of the art enterprise care management system ("ECMS") with a view to establishing a presence in the health benefit management and wellness market. They consisted principally of:

         o the functional design of ECMS and its limited in-process development, which were being funded in part under a joint development agreement with John Deere Health Inc., a subsidiary of Deere & Co. ("JDH"), as to which the Company assumed the co-development relationship.
         o computer equipment with a negligible fair value and four tradenames including "HealthExchange" and one internet domain name.

         As an accommodation to VHx, the Company also agreed, for $22,000 per quarter, to maintain an obsolete electronic medical record system used by three clinics operated by JDH. The system is scheduled to be abandoned by JDH upon the selection and conversion to a new system with a third party vendor.

         The purchase price consisted of the following:

         o        $300,000 in cash paid at closing,
         o        1,200,000 shares of Common Stock,
         o 13,767 shares of Series A 8% Convertible Redeemable Preferred Stock, each with a stated value of $725.60 per share (the "Series A Preferred Stock") and 13,767 shares of Series B 8% Convertible Redeemable Preferred Stock, each with a stated value of $725.60 per share (the "Series B Preferred Stock," and, together with the Series A Preferred Stock, the "Preferred Stock"),
         o        the cancellation of $2,013,742 owed by VHx to the Company,
         o options to purchase 175,000 shares of Common Stock at a price of $8.00 per share granted under the Company's 1997 Stock Option Plan to former employees of VHx engaged in the ECMS development in connection with their employment by the subsidiary, three of whom have entered into employment agreements providing for an annual compensation ranging from $140,000 to $150,000 per annum and for terms ranging from 21 to 36 months, and
         o assumption of certain liabilities of VHx in the amount of approximately $500,000 related to the development of ECMS.

The Common Stock and the Preferred Stock issued by the Company are subject to an escrow agreement and the Common Stock is subject to certain potential adjustments related to the dissolution of VHx.

         Each Preferred Share, which entitles the holder to one vote, is to be cancelled if by March 31, 2001 the following related "Performance Milestone" has not been reached.

         Series A Preferred Milestone--the recognition by the Company of 6,000,000 subscription member months under the ECMS.

         Series B Preferred Milestone--the existence on March 31, 2001 of 1,000,000 subscribed members under the ECMS.

         In the event on or prior to March 31, 2001 stockholder approval is obtained and the related Performance Milestone has been attained, each related Preferred Share shall be automatically converted on the date of satisfaction of both conditions (the "Satisfaction Date") into such number of shares of Common Stock equal to the quotient obtained by dividing (A) the sum of the Stated Value plus accrued dividends (at 8% per annum of Stated Value from the Satisfaction
Date) by (B) a price which shall equal the average of the closing sale prices of the Common Stock on its principal trading market during the period of ten trading days ending on date immediately following the Satisfaction Date, but in no event less than $14 per share nor more than $15 per share.

         In the event the related Performance Milestone is attained but stockholder approval has not been given on or prior to March 31, 2001, the related Preferred Share is to be redeemed at a price equal to the product of (i) the average of the closing sale prices of the Common Stock on its principal trading market for the period of ten trading days ending on the date immediately prior to the date the Performance Milestone is achieved and (ii) 100, but in no event is the redemption price to be less than $1,400 per share nor more than $1,500 per share. If both Performance Milestones were attained the aggregate redemption price would be at least $38,547,600 and no more than $41,301,000. The redemption payments are to be made out of capital surplus or net profits and are to be made in 12 equal quarterly installments commencing July 1, 2001.

         The Common Stock is quoted on the Nasdaq SmallCap(R) Market maintained by the National Association of Securities Dealers, Inc. (the "NASD"). Pursuant to the listing agreement between the Company and the NASD, as well as the provisions of the rules of the NASD applicable to the Company as a result of this agreement, stockholder approval is required in order for the Company to enter into any transaction as a result of which a number of shares of Common Stock in excess of 20% of the outstanding Common Stock may potentially be issued. At the date that the Company entered into the agreement to acquire the assets and assume the liabilities, the number of shares of Common Stock outstanding was 6,625,000. The 1,200,000 shares issued in the acquisition and the maximum of 1,427,076 shares of Common Stock which would be issuable upon the conversion of the Preferred Stock if the foregoing conditions with respect to the Preferred Stock are satisfied represented in the aggregate 39.7% of the then outstanding shares of Common Stock.

         There are authorized 40,000,000 shares of Common Stock under the Company's Certificate of Incorporation, of which 9,195,000 shares are presently outstanding and an aggregate of 2,476,269 shares are currently reserved for issuance upon exercise as follows: (i) 250,000 shares upon exercise of the Representatives' Warrants issued in connection with the Company's initial public offering; (ii) 669,231 shares upon exercise of options granted or to be granted under the Company's effective stock option plans; and (iii) 1,557,038 shares upon exercise of warrants outstanding at September 13, 2000. The additional 1,427,076 shares to be reserved if the proposal is approved will increase the total number of shares reserved to 3,903,345, which represents 42.5% of the outstanding shares of Common Stock.

         A vote for the proposal is a vote in favor of the reservation of shares of Common Stock for issuance in conversion of the Preferred Stock should the related Performance Milestone be attained. A vote against the proposal is a vote to have the Company redeem the Preferred Stock for cash should the related Performance Milestone be attained.

Required Vote

         The approval of the holders of a majority of the shares of Common Stock and Preferred Stock voting as one class present in person or by proxy at the Meeting for this purpose is required. The shares of holders who abstain will be counted in the determination and therefore will have the same effect as a vote against. Shares held in nominee names as to which the broker does not vote on the proposal will not be counted in determining the shares present in person or by proxy as to this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS THE STOCKHOLDERS VOTE FOR THE
PROPOSAL.

                     AMENDMENT TO THE 1997 STOCK OPTION PLAN

General

         Stockholders are being asked to approve an amendment to the Company's 1997 Stock Option Plan (the "Plan"), which relates to 557,692 shares of Common Stock, to increase by 750,000 the number of shares subject to the Plan to 1,307,692 shares. The following description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit A.

         As of July 31, 2000 no options have been exercised and options with respect to 450,475 shares are outstanding.

         The Plan provides for the grant of options to purchase Common Stock to directors and officers of the Company, employees of the Company or its subsidiaries and non-employee consultants and advisors who render bona fide services to the Company or its subsidiaries. Options granted under the Plan may be incentive stock options (as defined in the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified stock options.

         The Board of Directors believes that the Company's future success depends upon its ability to attract and retain the highest caliber personnel and to use their capabilities to the fullest extent possible by encouraging their dedication to the Company's interest and welfare through an opportunity to acquire a proprietary interest in the Company. The Board of Directors believes that one of the best ways to provide such opportunities is by means of stock options granted under the Plan.

Administration and Summary of the Plan

         The Plan will be administered by "disinterested members" of the Board of Directors or the Compensation Committee, who determine, among other things, the individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of common stock issuable upon the exercise of each option, and the option exercise price.

         Subject to some exceptions, the exercise price per share of Common Stock subject to an incentive option may not be less than the fair market value per share of common stock on the date the option is granted. The per share exercise price of the Common Stock subject to a non-qualified option may be established by the Board of Directors, but shall not, however, be less than 85% of the fair market value per share of common stock on the date the option is granted. The aggregate fair market value of Common Stock for which any person may be granted incentive stock options which first become exercisable in any calendar year may not exceed $100,000 on the date of grant.

         No stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and, during the lifetime of an optionee, the option will be exercisable only by the optionee. In the event of termination of employment or engagement other than by death or disability, the optionee will have no more than three months after such termination during which the optionee shall be entitled to exercise the option, unless otherwise determined by the

Board of Directors. Upon termination of employment or engagement of an optionee by reason of death or permanent and total disability, the optionee's options remain exercisable for one year to the extent the options were exercisable on the date of such termination. No similar limitation applies to non-qualified options.

         The Company must grant options under the Plan within ten years from the effective date of the Plan. The effective date of the Plan is April 5, 1997. Subject to some exceptions, holders of incentive stock options granted under the Plan cannot exercise these options more than ten years from the date of grant. Options granted under the Plan generally provide for the payment of the exercise price in cash and may provide for the payment of the exercise price by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of these methods. Therefore, if that is provided in an optionee's options, the optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options with no additional investment other than the purchase of his original shares.

         Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Company become available again for issuance under the Plan.

Federal Income Tax Treatment

         Non-Qualified Stock Options

         The following is a general summary of the federal income tax consequences under current tax law of non-qualified stock options
("Non-Qualified Options"). This summary does not purport to cover all of the special rules, including the state or local income or other tax consequences, inherent in the ownership and exercise of Non-Qualified Options and the ownership and disposition of the underlying shares.

         An individual who receives a Non-Qualified Option will not recognize any taxable income upon the grant of such Non-Qualified Option. In general, upon exercise of a Non-Qualified Option, an individual will recognize ordinary income in an amount equal to the excess (at the time of exercise) of the fair market value of the shares of Common Stock received over the aggregate exercise price. However, if the individual is an executive officer or Director of the Company or the beneficial owner of more than ten percent of any class of equity securities of the Company, the timing of recognition of income (and the determination of the amount thereof) under certain circumstances possibly may be deferred for a period following the exercise of a Non-Qualified Option (the "Deferral Period"), unless the individual files a written election with the Internal Revenue Service, within 30 days after the date of exercise, to include in income the excess (on the date of exercise) of the fair market value of the shares of Common Stock received over the aggregate exercise price.

         An individual's tax basis in the shares of Common Stock received upon the exercise of a Non-Qualified Option is cash paid on exercise, plus the amount of ordinary income recognized by the optionee upon the exercise of such option. The holding period for such shares would begin just after the receipt of such shares or, in the case of an executive officer, Director or beneficial owner of more than ten percent of any class of equity securities of the Company, just after the expiration of the Deferral Period, (unless the individual elected to be taxed as of the date of exercise). A deduction for federal income tax purposes will be allowed to the Company in an amount equal to the ordinary income included by the optionee, provided that such deduction constitutes an ordinary and necessary business expense to the Company and is reasonable in amount and the limitations of Section 162(m) of the Code do not apply.

         If an individual exercises a Non-Qualified Option by delivering other shares of Common Stock, the individual will not recognize gain or loss with respect to the exchanged shares, even if their then fair market value is different from the individual's tax basis in such shares. The individual, however, will be taxed as described above with respect to the exercise of the Non-Qualified Option as if the individual had paid the exercise price in cash, and the Company generally will be entitled to an equivalent tax deduction. Provided the individual receives a separate identifiable stock certificate therefor, the individual's tax basis in that number of shares received on such exercise which is equal to the number of shares surrendered on such exercise will be equal to the individual's tax basis in the shares surrendered and the individual's holding period for such number of shares received will include the individual's holding period for the shares surrendered. The individual's tax basis and holding period for the additional shares received on exercise of a Non-Qualified Option paid for, in whole or in part, with shares of Common Stock will be the same as if the individual had exercised the Non-Qualified Option solely for cash.

         Incentive Stock Options

         The following is a general summary of the federal income tax consequences under current tax law of incentive stock options. It does not purport to cover all of the special rules, including special rules relating to optionees subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the exercise of an option with previously acquired shares or the state or local income or other tax consequences inherent in the ownership and exercise of incentive stock options and the ownership and disposition of the underlying shares.

         An optionee will not recognize taxable income for federal income tax purposes upon the grant of an incentive stock option. In the case of an incentive stock option, no taxable income is recognized upon exercise of the option. If the optionee disposes of the shares of Common Stock acquired pursuant to the exercise of an incentive stock option more than two years after the date of grant and more than one year after the transfer of the shares of Common Stock to the optionee, the optionee will recognize long-term capital gain or loss and the Company will not be entitled to a compensation deduction. However, if the optionee fails to hold such shares of Common Stock for the required period, the optionee would realize ordinary income on the excess of the fair market value of the Common Stock at the time the option was exercised over the exercise price (with the balance, if any, being long-term capital gain, provided that the holding period for the shares exceeded one year and the optionee held such shares as a capital asset at such time), and the Company will generally be entitled to deduct such amount, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable in amount and the limitations of Section 162(m) of the Code do not apply. In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an incentive stock option, the excess of the fair market value of the shares over the exercise price thereof is a tax preference item. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to the incentive stock option preference (and other deferral preferences) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent it is not used, it is carried forward.

         Section 162(m)

         Section 162(m) of the Code precludes a public corporation from taking a tax deduction for certain compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid executive officers. This limitation, however, does not apply to certain performance-based compensation. Under Section 162(m) of the Code and the regulations adopted by the Internal Revenue Service to implement such section, the Company believes that any compensation expense derived from the exercise of stock options granted under and pursuant to the Plan will be deductible by the Company for federal income tax purposes pursuant to an exemption for performance-based plans.

         Long term capital gains on shares held for more than 12 months will be subject to a maximum rate of 20%.

Required Vote

         The approval of the holders of a majority of the shares of Common Stock and Preferred Stock, voting as one class, present in person or by proxy at the Meeting for this purpose is required. The shares of holders who abstain will be counted in the determination and therefore will have the same effect as a vote against. Shares held in nominee names as to which the broker does not vote on the proposal will not be counted in determining the shares present in person or by proxy as to this proposal.


         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1997 STOCK OPTION PLAN.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth as information with respect to the beneficial ownership as of July 31, 2000 of shares of Common Stock of each stockholder of the Company known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, and by all executive officers and directors of the Company as a group:

                                                        Shares
                                                      Beneficially   Percentage
Name and Address                                      Owned as of       of
of Beneficial Owner                                 July 31, 2000+   Outstanding
-------------------                                 --------------   -----------

Bo W. Lycke (1)                                        1,732,993       18.8%

VHx Company                                            1,200,000       13.1

Nan P. Smith (4)                                       1,200,000       13.1

Jeffrey W. Mascarella (4)                              1,200,000       13.1

Eric T. Hillerbrand (4)                                1,200,000       13.1

Sinclair Restructuring Fund, Ltd.                      1,000,000       10.9

Ward L. Bensen (2)                                       701,904        7.6

Robert H. Brown, Jr. (3)                                 802,354        8.7

American Medical Finance, Inc.                           481,603        5.2

All directors and executive officers as a group        2,474,030       26.6

--------------------------------

+ As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition)) with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting, and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(1) Consists of 1,246,390 shares of common stock owned of record by Mr. Lycke, 74,325 shares of which are subject to an option agreement with Terry A. Lee, 5,000 shares which Mr. Lycke has the right to acquire, and 481,603 shares of Common Stock owned of record by American Medical Finance, 16,333 shares of which are subject to an option agreement with Terry A. Lee. Mr. Lycke serves as the Chairman of the Board of Directors of American Medical Finance. Messrs. Lycke, Bensen, and Brown own 71.1%, 11.2%, and 17.7%, respectively, of the outstanding capital stock of American Medical Finance, respectively. Therefore, Messrs. Lycke, Bensen, and Brown may be deemed to beneficially own the shares of Common Stock owned by American Medical Finance.

(2) Consists of 195,301 shares of Common Stock owned of record by Mr. Bensen, 25,000 shares which Mr. Bensen has the right to acquire, and 481,603 shares of Common Stock owned of record by American Medical Finance.

(3) Consists of 310,751 shares of Common Stock owned of record by Mr. Brown, 18,531 shares of which are subject to an option agreement with Terry A. Lee, 10,000 shares which Mr. Brown has the right to acquire, and 481,603 shares of Common Stock owned of record by American Medical Finance.

(4) Consists of 1,200,000 shares of Common Stock owned of record by VHx Company, which the referenced individuals may be deemed to be beneficial owners.

                              ELECTION OF DIRECTORS

         The Company's Board of Directors is divided into two classes with each class consisting of, as nearly as possible, one-half of the total number of directors constituting the entire Board of Directors. The Board of Directors currently consists of three members in Class I and three members in Class II. The terms of the Class I directors expire at this meeting of stockholders and the terms of the Class II directors expire at the 2001 meeting of stockholders. After the initial term, each class is elected for a term of two years. At each annual meeting of stockholders, directors are elected to succeed those in the class the term of which expires at that annual meeting, such newly elected directors to hold office until the second succeeding annual meeting and the election and qualification of their respective successors.

         The Board of Directors recommends the election of the three nominees for Class I Directors listed below, all of whom are currently Directors of the Company. If for any reason any of said nominees shall become unavailable for election, proxies will be voted for a substitute nominee designated by the Board, but the Board has no reason to believe that this will occur. Directors of the Company are elected by a plurality of the votes cast at a meeting of stockholders.

Information Concerning Nominees for Class I Directors

         The name and age of each nominee and the year he became a Director of the Company, according to information furnished by each, is as follows:


                                                 First
                                                Became a
        Name                        Age         Director
---------------------              -----       -----------
Bo W. Lycke                         54         April 1996
Ward L. Bensen                      59         April 1996
Robert H. Brown, Jr.                48         April 1996



         Bo W. Lycke, age 54, has served as the Chairman of the Board of Directors, President, and Chief Executive Officer of the Company since its inception in 1996. In 1990, Mr. Lycke founded American Medical Finance for the purpose of financing and processing medical accounts receivable and, since such time has served as its Chairman of the Board of Directors thereof. During the period from 1983 to 1990, Mr. Lycke was involved in a variety of entrepreneurial undertakings in the fields of satellite antenna manufacturing, precious metal scrap recovery, and independent radio programming production. He also has extensive experience as a director of several private companies. In 1972, Mr. Lycke founded, and from 1973 to 1983, was President and Director, of Scanoil, Inc., a company engaged in domestic and international oil futures trading, as well as chartering and operating ocean-going oil tankers. From 1971 to 1983 Mr. Lycke served as a President and Director of various domestic operating subsidiaries of the Volvo Automotive/Beijer Group, the indirect owner of Scanoil, Inc.

         Ward L. Bensen, age 59, has been a director of the Company since April 1996 and has served as Treasurer of the Company since inception. Since January 1995, Mr. Bensen has served as a Director and Treasurer at American Tuition, Inc. and currently is the Managing Director for New Business Development. Since 1990, he has served as a Director of American Medical Finance, of which he was from June 1994 Senior Vice President, where he was primarily responsible for its marketing efforts in the western United States and receivables acquisitions nationwide. From March 1993 until September 1993, Mr. Bensen was Vice President of Investment, and marketed investment programs for both Prudential Securities and Shearson Lehman Brothers, and, from 1991 to 1993, provided specialized investment banking services as a partner of John Casey and Associates, a contract wholesale securities marketing firm. From 1984 to 1991, he served as Division Vice President for Jones International Securities and prior thereto, held various positions with Shearson American Express, The Safeco Insurance Co., and Procter & Gamble.

         Robert H. Brown, Jr., age 48, has served as a Director of the Company since April 1996 and has been a director of American Medical Finance since 1990. Since January 1999, Mr. Brown has served as President and Chief Executive Officer of Frost Securities, Inc. He had been, from July 1998 to December 1998, President and Chief Executive Officer of RHB Capital, LLC, a Dallas-based private investment firm, and from 1990 to 1998, Executive Vice President of Dain Rauscher, Inc., a regional investment banking and brokerage firm. Mr. Brown was Senior Vice President of TM Capital Corporation during 1989 and was, from 1985 to 1989, a Vice President of Thompson McKinnon Securities, where he was responsible for all corporate finance activities in the southwestern United States. Mr. Brown also serves as a Director of Emerson Radio Inc.

Information Concerning the Class II Directors

         Sture Hedlund has served since January 1987 as Chairman of the Board of Directors of Scandinavian Merchant Group AB, a Swedish corporation engaged in venture capital investing. Since 1993, Mr. Hedlund has been a director of Ortivus AB, a public company engaged in the business of medical technology, and has been a director of Ortivus Medical AB, a company engaged in the manufacture of heart monitoring devices and a subsidiary of Ortivus AB.

         John C. Willems, III served as legal counsel to the Company from April 1996 to April 1999. Since August 1999, Mr. Willems has been in private practice as an attorney in Dallas, Texas. From September 1993 through August 1999, Mr. Willems was an attorney with the law firm of McKinley, Ringer & Zeiger, PC, in Dallas, Texas, practicing in the area of business law. From January 1992 to August 1993, Mr. Willems was an attorney in the law firm of Settle & Pou, PC, also located in Dallas, Texas.

         Westcott W. Price, III, 59, an independent consultant since February 1997, was formerly President, Chief Executive Officer and Vice Chairman of the Board of Directors of FHP International Corporation, a publicly-held managed health care company ("FHP"). From 1981 to 1997, during his tenure at FHP, its annual revenues grew from under $50 million to over $4 billion. In February 1997, FHP was acquired for $2.1 billion. From 1973 to 1981, Mr. Price was President and Chief Executive Officer of Wm. Flaggs, Inc., a restaurant chain, and from 1970 to 1973, he was the Chief Operating Officer of California Medical

Centers, a publicly-held long-term care and retail pharmacy-operating company in Los Angeles. Mr. Price has in the past served on various boards of directors, including Health Maintenance Life Insurance Company and Talbert Medical Management Company, a physician practice management company with revenues of $460 million. He currently serves as a director of Scripps Health, a non-profit hospital operating company, Speed Vu.com, and U.S. Education Corporation, as well as other private companies.

Meetings and Committees

         During the fiscal year ended December 31, 1999 ("Fiscal 1999"), the Board of Directors held two meetings, including those in which matters were adopted by unanimous written consent. The Board has an Audit Committee and a Compensation Committee.

         The Audit Committee of the Board of Directors consists of Messrs. Brown and Hedlund. It held four meetings during Fiscal 1999. The audit committee is responsible for reviewing the plans and results of the audit engagement with the independent auditors; reviewing the adequacy, scope, and results of the internal accounting controls and procedures; reviewing the degree of independence of the auditors; reviewing the auditors' fees; and recommending the engagement of auditors to the full board of directors.

         Messrs. Brown and Hedlund are members of the Compensation Committee. The Compensation Committee has (1) full power and authority to interpret the provisions of, and supervise the administration of, the Company's 1997 Stock Option Plan and (2) the authority to review all compensation matters relating to the Company. The Compensation Committee held two meetings during Fiscal 1999, as well as two unanimous written consents in lieu of meetings.


                             EXECUTIVE COMPENSATION

Compliance with Section 16(a) of
The Securities Exchange Act of 1934

         Section 16(a) of the Exchange Act and the rules of the Securities and Exchange Commission (the "Commission") thereunder require the Company's Directors and officers, and any person who beneficially owns more than ten percent of the Common Stock (collectively, "Reporting Persons"), to file reports of their ownership and changes in ownership of Common Stock with the Commission. Reporting Persons are also required to furnish the Company with copies of all
Section 16(a) reports they file.

         Based solely upon a review of copies of such reports furnished to the Company, and written representations that certain reports were not required, the Company believes that all of its Reporting Persons filed on a timely basis all reports required by Section 16(a) of the Exchange Act during or with respect to the year ended December 31, 1999, except that reports on Form 3 were filed subsequent to such date.

Executive Compensation

         The following table sets forth the compensation paid or accrued by the Company for services rendered in all capacities during the years ended December 31, 1999, 1998, and 1997 by the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company.


                           SUMMARY COMPENSATION TABLE
                               Annual Compensation

                                                    Annual Compensation
                                             -------------------------------
Name and Principal Position                  Year        Salary         Bonus
---------------------------                  ----        ------         -----

Bo W. Lycke...........................       1999        $258,390    $     --
  Chairman of the Board of Directors,        1998         108,333          --
   President, and Chief Executive Officer    1997          50,415

Terry A. Lee(1).......................       1999         140,865      15,000
  Former Executive Vice President of         1998         125,000          --
  Marketing and Technology                   1997         122,806     153,500(2)

Randall S. Lindner(3).................       1999          97,308       5,451
  Former Vice President of Technology        1998         100,000          --
                                             1997          74,498          --

Paul W. Miller.......................        1999         106,345      31,487
  Vice President and Chief                   1998         100,000      20,000
  Financial Officer                          1997          11,538          --

Abbas R. Kafi.........................       1999         125,000      15,512
  Vice President and Chief                   1998          55,288          --
  Technology Officer

----------

(1)  The employment of Mr. Lee terminated effective June 16, 2000.
(2) A portion of the annual bonus to Terry S. Lee consisted of shares of Common Stock valued at $78,500.
(3)  The employment of Mr. Lindner terminated effective January 7, 2000.

Director Compensation

         During the year ended December 31, 1999, the directors received no compensation for their services other than reimbursement of expenses relating to attending meetings of the board of directors.

         Directors' Stock Option Plan

         In April 1998, the Company adopted the Directors' Stock Option Plan (the "Directors' Plan") to tie the compensation of outside non-employee directors to future potential growth in the Company's earnings, if any, to encourage them to remain on its Board of Directors, to provide outside directors with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company's and to join the interests of the outside directors through the opportunity for increased stock ownership with the interests of the Company's stockholders. Only outside directors shall be eligible to receive options under the Directors' Plan.

         An aggregate of 111,538 shares of Common Stock are reserved for issuance to participants under the Directors' Plan. Options exercisable for an aggregate of 80,000 shares of Common Stock at a price of $8.00 per share were granted under the Directors' Plan in April 1999 to Mr. Bensen (25,000 shares), Mr. Brown (10,000 shares), Mr. Hedlund (10,000 shares), Mr. Willems (5,000 shares), and Mr. Price (30,000 shares). Stock options granted under the Directors' Plan will give the option holder the right to purchase Common Stock at an exercise price fixed in the stock option agreement executed by the option holder and the Company at the time of grant which is not to be less than the fair market value of a share on the date the option is granted.

         The options granted are fully vested and have a term of ten years. Payment of the purchase price for the share shall be in cash, except under some circumstances, by surrender of shares of Common Stock, valued at their then fair market value on the date of exercise, or by a combination of cash and shares.

         Immediately following the Annual Stockholders' Meeting, each board member will be granted an option to purchase 5,000 shares of Common Stock at a price equal to 100% of the fair market value per share on the date of grant and shall become exercisable fifty percent on the first anniversary of the date of grant and fully exercisable on the second anniversary of the date of the grant. The option granted shall have a term of ten years.

         In the event of any changes in the Common Stock by reason of stock dividends, split-ups, recapitalization, mergers, consolidations, combinations, or other exchanges of shares and the like, appropriate adjustments will be made by the Board of Directors to the number of shares of Common Stock available for issuance under the Directors' Plan, the number of shares subject to outstanding options, and the exercise price per share of outstanding options, as necessary substantially to preserve option holders' economics interests in their options.

         Shares subject to an option which remain unpurchased at the expiration, termination, or cancellation of an option will again be available for use under the Directors' Plan, but shares surrendered as payment for an option, as described above will not again be available for use under the Directors' Plan.

         Unless earlier terminated, the Directors' Plan will terminate on December 31, 2007.

Employment Agreements

         In April 1997, the Company entered into an employment agreement with Mr. Lycke providing that, commencing on December 11, 1998, the first effective date of its initial public offering, and expiring on December 31, 2002, Mr. Lycke will serve as Chairman of the Board of Directors, President, and Chief Executive Officer of the Company at a base salary equal to $250,000, increasing by 5% per annum subject to increase by the Board of Directors, and any bonuses as may be determined by the Board of Directors. In addition, Mr. Lycke is to receive use of a Company-owned automobile or an automobile allowance. In the event of a change in control of the Company as defined in the employment agreement, all options previously granted to Mr. Lycke which remain unvested will automatically vest immediately. Upon a termination of Mr. Lycke's employment following a change in control, unless Mr. Lycke voluntarily terminates his employment for other than listed reasons described in the employment agreement, the Company is required to pay Mr. Lycke a lump sum severance payment equal to one-half his then current annual salary. In addition, if Mr. Lycke's employment is terminated (1) upon his death, (2) by the Company due to disability, (3) by the Company without cause, or (4) by Mr. Lycke voluntarily upon the Company's default or an unremedied adverse change in duties, as defined in the agreement, then the Company is required to pay Mr. Lycke a lump sum severance payment equal to his then current annual salary. Mr. Lycke may terminate his employment at any time upon at least 30 days written notice to the Company. Upon such termination by the agreement, Mr. Lycke is subject to a non-compete, non-disturbance, and non-interference provisions for one year. In January 1998, Mr. Lee was granted options to purchase an aggregate of 109,189 previously issued shares of Common Stock at a price of $3.89 per share from Mr. Lycke and two other stockholders of the Company. See "Security Ownership of Directors and Executive Officers."

1997 Stock Option Plan

         In April 1997, the Board of Directors and stockholders of the Company adopted the 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan provides for the grant of options to purchase up to an aggregate of 557,692 shares of Common Stock to employees, officers, directors, and consultants of the Company, of which there was outstanding as of July 31, 2000 options to purchase 450,475 shares. Options may be either "incentive stock options" or non-qualified options under the Federal tax laws. Incentive stock options may be granted only to employees of the Company, while non-qualified options may be issued to non-employee directors, consultants, and others, as well as to employees of the Company.

         The 1997 Plan is to be administered by "disinterested members" of the Board of Directors or the Compensation Committee, who determine, among other things, the individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock issuable upon the exercise of each option, and the option exercise price.

         Subject to a number of exceptions, the exercise price per share of Common Stock subject to an incentive option may not be less than the fair market value per share of Common Stock on the date the option is granted. The per share exercise price of the Common Stock subject to a non-qualified option may be established by the Board of Directors, but shall not, however, be less than 85% of the fair market value per share of Common Stock on the date the option is granted. The aggregate fair market value of Common Stock for which any person may be granted incentive stock options which first become exercisable in any calendar year may not exceed $100,000 on the date of grant.

         In the event of termination of employment or engagement other than by death or disability, the optionee will have no more than three months after such termination during which the optionee shall be entitled to exercise the option, unless otherwise determined by the Board of Directors. Upon termination of employment or engagement of an optionee by reason of death or permanent and total disability, the optionee's options remain exercisable for one year to the extent the options were exercisable on the date of such termination. No similar limitation applies to non-qualified options.

         No options may be granted under the 1997 Plan after April 4, 2007. Subject to a number of exceptions, the options may not be longer than ten years.

         Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Company become available again for grant under the 1997 Plan.

Stock Options

         No options were exercised during the year ended December 31, 1999. The following tables set forth the details as to the options granted by the Company during and held at the end of the year ended December 31, 1999 by those persons set forth under the Summary Compensation Table:


                                                                                     Potential Realizable Value at
                                                                                     Assumed Annual Rates of Stock
                                Individual Grants                                        Price Appreciation for
                                -----------------                                            Option Term(1)
--------------------------------------------------------------------------------  -----------------------------------
         (a)                (b)            (c)            (d)           (e)             (f)         (g)        (h)
                                        Percent of
                                          Total
                                         Options
                                        Granted to      Exercise
                          Options      Employees in      Price      Expiration
         Name             Granted      Fiscal Year       ($/sh)         Date           0%          5%        10%
         ----             -------      -----------      -------     -----------       ---      -------      --------
Bo W. Lycke               20,000           4.4%          $8.80        4/6/09          $ 0      $28,200        81,600
Terry A. Lee(2)           20,000           4.4%          $8.00        4/6/09(2)       $ 0       25,156(2)     63,750(2)
Randall S. Lindner(3)     118,900         26.4%          $8.00        1/7/00(3)       $ 0            0(3)          0(3)
Paul W. Miller            50,000          11.1%          $8.00        4/6/09          $ 0      251,588       637,497
Abbas R. Kafi             12,000           2.7%          $8.00        4/6/09          $ 0       60,374       152,999

----------
(1)      Based on the exercise price per share.
(2) Seventy five percent of Mr. Lee's options expired upon the cessation of his employment on June 16, 2000.
(3) Mr. Lindner's options expired upon the cessation of his employment on January 7, 2000.

                                           Number of Shares Underlying         Value of Unexercised
                                              Unexercised Options at           In-the-Money Options
                                                December 31, 1999              December 31, 1999 (1)
                                         ------------------------------     ------------------------------

      Name                               Exercisable     Unexercisable      Exercisable     Unexercisable
      ----                               -----------     -------------      -----------     -------------
      Bo W. Lycke                           --              20,000              --            $ 24,000
      Terry A. Lee                          --              20,000              --              40,000
      Randall S. Lindner                    --              118,900             --             237,800
      Paul W. Miller                        --              50,000              --             100,000
      Abbas R. Kafi                         --              12,000              --              24,000

(1) The last sale price of a share of the Company's Common Stock on December 31, 1999, as reported by the Nasdaq SmallCap Market, was $10.00.


Report of the Compensation Committee
on Executive Compensation

         The Compensation Committee (the "Committee") is authorized to review and make recommendations to the Board of Directors as to the compensation in cash or other forms for its executive officers. The compensation policy of the Compensation Committee is to provide for a base salary which in most instances is not greater than base salaries paid by other companies of comparable size and capitalization in or out of the industry in which the Company is engaged to officers with the same positions and responsibilities and provide for cash bonuses or stock options based on the attainment of favorable operating results by the Company.

         The Committee believes that the Company's stock option program should be used as a means to conserve cash in rewarding executive and key employees for good or exceptional performance, the performance of increased responsibilities, improved performance independent of operating results, loyalty, and seniority.

The Compensation Committee

Sture Hedlund
Robert H. Brown, Jr.

Performance Graph

         The following graph provides a comparison of cumulative shareholder returns ("Total Return") for the Company as compared with the Nasdaq Composite Index and the Dow-Jones Internet Commerce Index. The graph covers the period April 6, 1999, when the Common Stock began trading on the Nasdaq Small Cap Market System, through December 31, 1999.

-----------------  ----------------  -----------------  -----------------
                                          Nasdaq            Dow-Jones
      Date               CLAI            Composite          Internet
-----------------  ----------------  -----------------  -----------------
      4/6/99              0.0%              0.0%              0.0%
     4/30/99             18.8%             -0.7%             -0.7%
     5/28/99             11.7%             -3.5%            -21.4%
     6/30/99              4.7%              4.9%            -14.6%
     7/30/99            -13.3%              3.1%            -34.8%
     8/31/99            -25.0%              7.0%            -37.5%
     9/30/99            -45.3%              7.3%            -30.3%
    10/29/99            -40.6%             15.9%            -34.0%
    11/30/99              7.0%             30.3%            -23.5%
    12/31/99             25.0%             59.0%            -20.9%

Certain Relationships and Related Transactions

         On July 31, 1996, the Company acquired all of the Internet software, licenses, intellectual property rights, and technology developed by American Medical Finance in exchange for a promissory note in the amount of $3,740,000 bearing interest at the rate of 9.5% per annum collateralized by all of the Internet software, intellectual property rights, Internet technology, and technology rights of the Company, including software development costs. On September 19, 1997, American Medical Finance reduced the principal amount of this note to $2,000,000 and contributed the remaining $1,740,000 in principal amount of this note to the capital of the Company. The note was repaid in April 1999 from net proceeds of the initial public offering of the Common Stock of the Company.

         Upon the consummation of the acquisition transaction with American Medical Finance, American Medical Finance agreed to provide the Company with a credit line of up to $2,000,000 to facilitate additional development of the Company's services and technology. During June 1998, American Medical Finance purchased an aggregate of 107,704 shares of Common Stock in the Company's then private placement. As consideration, American Medical Finance cancelled $450,000 of the principal balance then outstanding under the credit line. At December 31, 1998, advances under this line of credit were approximately $1,462,000. The line of credit accrued interest at the rate of 9.5% per annum and was secured by all of the assets of the Company, other than the collateral securing the note to American Medical Finance described above. The line of credit loan was repaid in April 1999 from the net proceeds of the Company's initial public offering of the Common Stock of the Company.

         All future transactions between the Company and its officers, directors, and 5% stockholders will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties and will be approved by a majority of the independent and disinterested directors of the Company.

         On May 24, 2000, American Medical Finance acquired 100,000 shares of Common Stock from the Company at the purchase price of $3.00 per share.

         American Medical Finance is the record owner of 481,603 shares of Common Stock, representing 5.2% of the outstanding Common Stock as of July 31, 2000. Bo W. Lycke, the Chairman of the Board, President, and Chief Executive Officer, Ward L. Bensen, a Director, and Robert H. Brown, Jr., a Director of the Company are the Chairman of the Board, a Director and Senior Vice President, and a Director, respectively, of American Medical Finance. Messrs. Lycke, Bensen, and Brown own 71.1%, 11.2%, and 17.7% of the outstanding capital stock of American Medical Finance, respectively.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information with respect to the beneficial ownership of shares of Common Stock as of August 31, 2000 of each executive officer and director, and of each stockholder of the Company known to own beneficially more than 5% of the outstanding shares of Common Stock and all officers and directors as a group. The number of shares beneficially owned is determined under the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other person. Under such rules, "beneficial ownership" includes shares as to which the undersigned has sole or shared voting power or investment power and shares which the undersigned has the right to acquire within 60 days of August 31, 2000 through the exercise of any stock option or other right. Unless otherwise indicated, the named person has sole investment and voting power with respect to the shares set forth in the table.

         Except as otherwise noted below, the address of each of the persons in the table is c/o Claimsnet.com inc, 12801 N. Central Expressway, Suite 1515, Dallas, Texas 75243.

                                                 Shares Beneficially Owned
                                              -------------------------------
Name and Address
of Beneficial Owner                           Number of Shares      Percent
------------------------------------------    ----------------   ------------

Bo W. Lycke (1) ..........................          1,732,993        18.8%
VHx Company...............................          1,200,000         13.1
Nan P. Smith (4)..........................          1,200,000         13.1
Jeffrey W. Mascarella (4).................          1,200,000         13.1
Eric T. Hillerbrand (4)...................          1,200,000         13.1
Sinclair Restructuring Fund, Ltd..........          1,000,000         10.9
Ward L. Bensen (1) (2)....................            701,904          7.6
Robert H. Brown, Jr. (1) (3)..............            802,354          8.7
Paul W. Miller (6)........................             14,100            *
Sture Hedlund (7).........................            117,008          1.3
John C. Willems, III (8)..................             14,277            *
Wescott W. Price, III (5) ................             55,000            *
American Medical Finance..................            481,603          5.2
  12801 N. Central Expressway
  Dallas, Texas 75243
All directors and executive officers of             2,474,030         26.6
Claimsnet.com as a group
(seven persons)(1)-(4)

------------------
*        Less than one percent.

(1) Consists of 1,246,390 shares of common stock owned of record by Mr. Lycke, 74,325 shares of which are subject to an option agreement with Terry A. Lee, 5,000 shares which Mr. Lycke has the right to acquire, and 481,603 shares of Common Stock owned of record by American Medical Finance, 16,333 shares of which are subject to an option agreement with Terry A. Lee, former Executive Vice President and Chief Operating Officer of the Company. Mr. Lycke serves as the Chairman of the Board of Directors of American Medical Finance. Messrs. Lycke, Bensen, and Brown own 71.1%, 11.2%, and 17.7%, respectively, of the outstanding capital stock of American Medical Finance, respectively. Therefore, Messrs. Lycke, Bensen, and Brown may be deemed to beneficially own the shares of Common Stock owned by American Medical Finance.

(2) Consists of 195,301 shares of Common Stock owned of record by Mr. Bensen, 25,000 shares which Mr. Bensen has the right to acquire, and 481,603 shares of Common Stock owned of record by American Medical Finance.

(3) Consists of 310,751 shares of Common Stock owned of record by Mr. Brown, 18,531 shares of which are subject to an option agreement with Terry A. Lee, 10,000 shares which Mr. Brown has the right to acquire, and 481,603 shares of Common Stock owned of record by American Medical Finance.

(4) Consists of 1,200,000 shares of Common Stock owned of record by VHx Company of which the referenced individuals may be deemed to be beneficial owners.

(5) Consists of 25,000 shares of Common Stock owned of record by Mr. Price and 30,000 shares which Mr. Price has the right to acquire.

(6) Consists of 1,600 shares of Common Stock owned of record by Mr. Miller and 12,500 shares which Mr. Miller has the right to acquire.

(7) Consists of 107,008 shares of Common Stock owned of record by Mr. Hedlund and 10,000 shares which Mr. Hedlund has the right to acquire.

(8) Consists of 9,277 shares of Common Stock owned of record by Mr. Willems and 5,000 shares which Mr. Willems has the right to acquire.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has selected Ernst & Young LLP independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2000. King Griffin & Adamson P.C. audited the Company's financial statements for the years ended December 31, 1997 and 1998 and were replaced as auditors for the Company on August 10, 1999 by Ernst & Young LLP. Representatives of King Griffin & Adamson P.C. and Ernst Young LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so, and are expected to respond to appropriate questions.

Required Vote

         The affirmative vote of the holders of a majority of the shares of Common Stock voting in person or by proxy on this proposal at the Meeting is required to ratify the appointment of the independent auditors.

            THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS


                                  ANNUAL REPORT

         The Annual Report of the Company to the stockholders for the year ended December 31, 1999, including financial statements, is being mailed to stockholders with this proxy material.


                               PROXY SOLICITATION

         The cost of soliciting proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited, personally, or by telephone or telegraph, by officers, Directors, and regular employees of the Company, who will not be specially compensated for this purpose. The Company will also request record holders of Common Stock who are securities brokers, custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of such stock, and will reimburse such brokers, custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses in forwarding soliciting material.

                                  OTHER MATTERS

         The Company is unaware of any matters, other than those mentioned above, which will be brought before the Meeting for action. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters.

         Any proposals intended to be presented by stockholders at the Annual Meeting of Stockholders to be held in 2001 must be received by the Company for inclusion in the Company's proxy material by a reasonable period prior to the solicitation of proxies with respect to the Annual Meeting of Stockholders to be held in 2001 with solicitation anticipated to commence in June 2001.

         It is important that your proxy be returned promptly no matter how small or large your holding may be. Stockholders who do not expect to attend in person are urged to execute and return the enclosed form of proxy.

September 14, 2000

                                         -------------------------------
                                             Bo W. Lycke, President

                                                                       Exhibit A

                               Claimsnet.com inc.

                       1997 STOCK OPTION PLAN, AS AMENDED

                              Adopted April 5, 1997

I.       Purpose.
         -------

         The purpose of the claimsnet.com, inc. 1997 Stock Option Plan (the "Plan") is to provide a means whereby selected employees, officers, directors, and consultants of claimsnet.com, inc., a Delaware corporation (the "Company"), or of any parent or subsidiary (as defined in subsection 5.7 hereof and referred to hereinafter as "Affiliates") thereof, may be granted incentive stock options and/or nonqualified stock options to purchase shares of common stock, $.001 par value (the "Common Stock") in order to attract and retain the services or advice of such employees, officers, directors, and consultants and to provide additional incentive for such persons to exert maximum efforts for the success of the Company and its Affiliates by encouraging stock ownership in the Company.

II.      Administration.
         --------------

         Subject to Section 2.3 hereof, the Plan shall be administered by the Board of Directors of the Company (the "Board") or, in the event the Board shall appoint and/or authorize a committee of two or more members of the Board to administer the Plan, by such committee. The administrator of the Plan shall hereinafter be referred to as the "Plan Administrator."

         The foregoing notwithstanding, in the event the Company shall register any of its equity securities pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any directors are eligible to receive options under the Plan, then with respect to grants to be made to directors: (a) the Plan Administrator shall be constituted so as to meet the requirements of Section 16(b) of the Exchange Act and Rule 16b-3 thereunder, each as amended from time to time, or (b) if the Plan Administrator cannot be so constituted, no options shall be granted under the Plan to any directors.

         Section 2.1 Procedures. The Board shall designate one of the members of the Plan Administrator as chairman. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

         Section 2.2 Responsibilities. Except for the terms and conditions explicitly set forth herein, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under the Plan, including, without limitation, selection of whether an option will be an incentive stock option or a nonqualified stock option, selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price per share, the timing of grants and all other terms and conditions of the options. Grants under the Plan need not be identical in any respect, even when made simultaneously. The Plan Administrator may also establish, amend, and revoke rules and regulations for the administration of the Plan. The interpretation and construction by the Plan Administrator of any terms or provisions of the Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to incentive stock options corresponds to the requirements of Internal Revenue Code of 1986, as amended (the "Code") Section 422, the regulations thereunder, and any amendments thereto. The Plan Administrator shall not be personally liable for any action made in good faith with respect to the Plan or any option granted thereunder.

            Section 2.3 Rule 16b-3 and Section 16(b) Compliance; Bifurcation of Plan. It is the intention of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act to the extent applicable, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. If any Plan provision is later found not to be in compliance with such Rule, such provision shall be deemed null and void. The Board of Directors may act under the Plan only if all members thereof are "disinterested persons" as defined in Rule 16b-3 and further described in Section 4 hereof; and from and after the date that the Company first registers a class of equity securities under Section 12 of the Exchange Act, no director or officer or other Company "insider" subject to Section 16 of the Exchange Act may sell shares received upon the exercise of an option during the six month period immediately following the grant of the option. Notwithstanding anything in the Plan to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit, or condition the use of any provision of the Plan to participants who are officers and directors or other persons subject to Section 16(b) of the Exchange Act without so restricting, limiting, or conditioning the Plan with respect to other participants.

III.     Stock Subject to The Plan.
         -------------------------

         The stock subject to this Plan shall be the Common Stock, presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 7 hereof, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under the Plan shall not exceed in the aggregate 1,307,692 shares as such Common Stock was constituted on the effective date of the Plan. If any option granted under the Plan shall expire, be surrendered, exchanged for another option, canceled, or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of the Plan, including for replacement options which may be granted in exchange for such surrendered, canceled, or terminated options.

IV.      Eligibility.
         -----------

         An incentive stock option may be granted only to any individual who, at the time the option is granted, is an employee of the Company or any Affiliate thereof. A nonqualified stock option may be granted to any employee, officer, director, or consultant of the Company or any Affiliate thereof, whether an individual or an entity. Any party to whom an option is granted under the Plan shall be referred to hereinafter as an "Optionee."

         A director shall in no event be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of a director as a person to whom options may be granted, or in the determination of the number of shares which may be covered by options granted to the director: (a) the Board of Directors has delegated its discretionary authority over the Plan to a committee consisting solely of "disinterested persons" (as defined below) or (b) the Plan otherwise complies with the requirements of Rule 16b-3 under the Exchange Act. For purposes of this paragraph, a "disinterested person" shall mean a director
(i) who was not during the one year prior to service as Plan Administrator granted or awarded equity securities pursuant to the Plan or any other plan of the Company or its Affiliates entitling the participants therein to acquire equity securities of the Company or its Affiliates except as permitted by Rule 16b-3(c)(2)(i), or (ii) who is otherwise considered to be a "disinterested person" in accordance with such Rule 16b-3(c)(2)(i) or any other applicable rules, regulations, or interpretations of the Securities and Exchange Commission.

V.       Terms and Conditions of Options.
         -------------------------------

         Options granted under the Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations, and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with the Plan. Notwithstanding the foregoing, options shall include or incorporate by reference the following terms and conditions:

            5.1 Number of Shares and Price. The maximum number of shares that may be purchased pursuant to the exercise of each option, and the price per share at which such option is exercisable (the "exercise price"), shall be as established by the Plan Administrator; provided, that the Plan Administrator shall act in good faith to establish the exercise price which shall be not less than 100% of the fair market value per share of the Common Stock at the time of grant of the option with respect to incentive stock options; and provided, further, that, with respect to incentive stock options granted to greater than ten percent stockholders, the exercise price shall be as required by Section 6 hereof.

            5.2   Term and Maturity. Subject to the restrictions contained in
Section 6 hereof with respect to granting stock options to greater than ten percent stockholders, the term of each stock option shall be as established by the Plan Administrator and, if not so established, shall be ten years from the date of its grant, but in no event shall the term of any incentive stock option exceed a ten year period. To ensure that the Company or Affiliate will achieve the purpose and receive the benefits contemplated in the Plan, any option granted to any Optionee hereunder shall, unless the condition of this sentence is waived or modified in the agreement evidencing the option or by resolution adopted by the Plan Administrator, be exercisable according to the following schedule:


            Period of Optionee's
            Continuous Relationship
            With the Company or
            Affiliate From the Date       Portion of Total Option
            the Option is Granted         Which is Exercisable
            ---------------------         --------------------
                  1 year                        25%
                  2 years                       50%
                  3 years                       75%
                  4 years                      100%

            5.3 Exercise. Subject to the vesting schedule described in subsection 5.2 hereof, each option may be exercised in whole or in part; provided, that only whole shares may be issued pursuant to the exercise of any option. Subject to any other terms and conditions herein, the Plan Administrator may provide that an option may not be exercised in whole or in part for a stated period or periods of time during which such option is outstanding; provided, that the Plan Administrator may rescind, modify, or waive any such limitation at any time and from time to time after the grant date thereof. During an Optionee's lifetime, any incentive stock options granted under the Plan are personal to such Optionee and are exercisable solely by such Optionee. Options shall be exercised by delivery to the Company of notice of the number of shares with respect to which the option is exercised, together with payment of the exercise price in accordance with Section 5.4 hereof.

            5.4 Payment of Exercise Price. Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check, or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for shares of Common Stock being purchased.

            The Plan Administrator can determine at the time the option is granted in the case of incentive stock options, or at any time before exercise in the case of nonqualified stock options, that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, without limitation, federal tax and securities laws and regulations and state corporate law), an option may be exercised by:

                  (a) delivery of shares of Common Stock of the Company held by an Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator;

                  (b) delivery of a properly executed Notice of Exercise, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state, or local withholding tax obligations that may arise in connection with the exercise;

                  (c) delivery of a properly executed Notice of Exercise, together with instructions to the Company to withhold from the shares of Common Stock that would otherwise be issued upon exercise that number of shares of Common Stock having a fair market value equal to the option exercise price.

            5.5 Withholding Tax Requirement. The Company or any Affiliate thereof shall have the right to retain and withhold from any payment of cash or Common Stock under the Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. No option may be exercised unless and until arrangements satisfactory to the Company, in its sole discretion, to pay such withholding taxes are made. At its discretion, the Company may require an Optionee to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Optionee an amount equal to such taxes or retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares of Common Stock so withheld. If required by Section 16(b) of the Exchange Act, the election to pay withholding taxes by delivery of shares of Common Stock held by any person who at the time of exercise is subject to Section 16(b) of the Exchange Act shall be made either six months prior to the date the option exercise becomes taxable or at such other times as the Company may determine as necessary to comply with
Section 16(b) of the Exchange Act. Although the Company may, in its discretion, accept Common Stock as payment of withholding taxes, the Company shall not be obligated to do so.

            5.6  Nontransferability.
                 ------------------

                 5.6.1 Option. Options granted under the Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged, or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall not be subject to execution, attachment, or similar process. Any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of any option under the Plan or of any right or privilege conferred hereby, contrary to the Code or to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby shall be null and void ab initio. The designation by an Optionee of a beneficiary does not, in and of itself, constitute an impermissible transfer under this subsection 5.6.1.

                 5.6.2 Stock. The Plan Administrator may provide in the agreement granting the option that (a) the Optionee may not transfer or otherwise dispose of shares acquired upon exercise of an option without first offering such shares to the Company for purchase on the same terms and conditions as those offered to the proposed transferee or (b) upon termination of employment of an Optionee the Company shall have a six month right of repurchase as to the shares acquired upon exercise, which right of repurchase shall allow for a maximum purchase price equal to the fair market value of the shares on the termination date. The foregoing rights of the Company shall be assignable by the Company upon reasonable written notice to the Optionee.

         5.7 Termination of Relationship. If the Optionee's relationship with the Company or any Affiliate thereof ceases for any reason other than termination for cause, death, or total disability, and unless by its terms the option sooner terminates or expires, then the Optionee may exercise, for a three month period, that portion of the Optionee's option which is exercisable at the time of such cessation, but the Optionee's option shall terminate at the end of the three month period following such cessation as to all shares for which it has not theretofore been exercised, unless, in the case of a nonqualified stock option, such provision is waived in the agreement evidencing the option or by resolution adopted by the Plan Administrator within 90 days of such cessation. If, in the case of an incentive stock option, an Optionee's relationship with the Company or Affiliate thereof changes from employee to nonemployee (i.e., from employee to a position such as a consultant), such change shall constitute a termination of an Optionee's employment with the Company or Affiliate and the Optionee's incentive stock option shall terminate in accordance with this subsection 5.7.

           If an Optionee is terminated for cause, any option granted hereunder shall automatically terminate as of the first discovery by the Company of any reason for termination for cause, and such Optionee shall thereupon have no right to purchase any shares pursuant to such option. "Termination for cause" shall mean dismissal for dishonesty, conviction or confession of a crime punishable by law (except minor violations), fraud, misconduct, or disclosure of confidential information. If an Optionee's relationship with the Company or any Affiliate thereof is suspended pending an investigation of whether or not the Optionee shall be terminated for cause, all Optionee's rights under any option granted hereunder likewise shall be suspended during the period of investigation.

            If an Optionee's relationship with the Company or any Affiliate thereof ceases because of a total disability, the Optionee's option shall not terminate or, in the case of an incentive stock option, cease to be treated as an incentive stock option until the end of the 12 month period following such cessation (unless by its terms it sooner terminates and expires). As used in the Plan, the term "total disability" refers to a mental or physical impairment of the Optionee which is expected to result in death or which has lasted or is, in the opinion of the Company and two independent physicians, expected to last for a continuous period of 12 months or more and which causes or is, in such opinion, expected to cause the Optionee to be unable to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

            For purposes of this subsection 5.7, a transfer of relationship between or among the Company and/or any Affiliate thereof shall not be deemed to constitute a cessation of relationship with the Company or any of its Affiliates. For purposes of this subsection 5.7, with respect to incentive stock options, employment shall be deemed to continue while the Optionee is on military leave, sick leave, or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

            As used herein, the term "Affiliate" shall be defined as follows:
(a) when referring to a subsidiary corporation, "Affiliate" shall mean any corporation (other than the Company) in, at the time of the granting of the option, an unbroken chain of corporations ending with the Company, if stock possessing 50% or more of the total combined voting power of all classes of stock of each of the corporations other than the Company is owned by one of the other corporations in such chain; and (b) when referring to a parent corporation, "Affiliate" shall mean any corporation in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            5.8 Death of Optionee. If an Optionee dies while he or she has a relationship with the Company or any Affiliate thereof or within the three month period (or 12 month period in the case of totally disabled Optionees) following cessation of such relationship, any option held by such Optionee, to the extent that the Optionee would have been entitled to exercise such option, may be exercised within one year after his or her death by the personal representative of his or her estate or by the person or persons to whom the Optionee's rights under the option shall pass by will or by the applicable laws of descent and distribution.

            5.9 Status of Stockholder. Neither the Optionee nor any party to which the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under the Plan unless and until such option has been exercised.

            5.10 Continuation of Employment. Nothing in the Plan or in any option granted pursuant to the Plan shall confer upon any Optionee any right to continue in the employ of the Company or of an Affiliate thereof, or to continue to be engaged as a consultant to the Company or such Affiliate, or to interfere in any way with the right of the Company or of any such Affiliate to terminate his or her employment or other relationship with the Company at any time.

            5.11 Modification and Amendment of Option. Subject to the requirements of Section 422 of the Code with respect to incentive stock options and to the terms and conditions and within the limitations of the Plan, including, without limitation, Section 9.1 hereof, the Plan Administrator may modify or amend outstanding options granted under the Plan. The modification or amendment of an outstanding option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such option. Except as otherwise provided herein, no outstanding option shall be terminated without the consent of the Optionee. Unless the Optionee agrees otherwise, any changes or adjustments made to outstanding incentive stock options granted under the Plan shall be made in such a manner so as not to constitute a "modification" as defined in Section 424(h) of the Code and so as not to cause any incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in
Section 422(b) of the Code.

            5.12 Limitation on Value for Incentive Stock Options. As to all incentive stock options granted under the terms of the Plan, to the extent that the aggregate fair market value (determined at the time of the grant of the incentive stock option) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company, an Affiliate thereof or a predecessor corporation) exceeds $100,000, such options shall be treated as nonqualified stock options. The foregoing sentence shall not apply, and the limitation shall be that provided by the Code or the Internal Revenue Service, as the case may be, if such annual limit is changed or eliminated by (a) amendment of the Code or (b) issuance by the Internal Revenue Service of (i) a Revenue ruling, (ii) a Private Letter ruling to any of the Company, any Optionee, or any legatee, personal representative, or distributee of any Optionee, or (iii) regulations.

            5.13. Valuation of Common Stock Received Upon Exercise.
                  ------------------------------------------------

                  5.13.1 Exercise of Options Under Sections 5.4(a) and (c). The value of Common Stock received by the Optionee from an exercise under Sections 5.4(a) and 5.4(c) hereof shall be the fair market value as determined by the Plan Administrator, provided, that if the Common Stock is traded in a public market, such valuation shall be the average of the high and low trading prices or bid and asked prices, as applicable, of the Common Stock for the date of receipt by the Company of the Optionee's delivery of shares under Section 5.4(a) hereof or delivery of the Notice of Exercise under Section 5.4(c) hereof, determined as of the trading day immediately preceding such date (or, if no sale of shares is reported for such trading day, on the next preceding day on which any sale shall have been reported).

                  5.13.2 Exercise of Option Under Section 5.4(b). The value of Common Stock received by the Optionee from an exercise under Section 5.4(b) hereof shall equal the sales price received for such shares.

VI.      Greater Than Ten Percent Stockholders.
         -------------------------------------

            6.1 Exercise Price and Term of Incentive Stock Options. If incentive stock options are granted under the Plan to employees who, at the time of such grant, own greater than ten percent of the total combined voting power of all classes of stock of the Company or any Affiliate thereof, the term of such incentive stock options shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the Common Stock at the time of grant of the incentive stock option. This provision shall control notwithstanding any contrary terms contained in an option agreement or any other document. The term and exercise price limitations of this provision shall be amended to conform to any change required by a change in the Code or by ruling or pronouncement of the Internal Revenue Service.

            6.2 Attribution Rule. For purposes of subsection 6.1, in determining stock ownership, an employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership estate, or trust shall be deemed to be owned proportionately by or for its stockholders, partners, or beneficiaries. If an employee or a person related to the employee owns an unexercised option or warrant to purchase stock of the Company, the stock subject to that portion of the option or warrant which is unexercised shall not be counted in determining stock ownership. For purposes of this Section 6, stock owned by an employee shall include all stock owned by him or her which is actually issued and outstanding immediately before the grant of the incentive stock option to the employee.

VII.     Adjustments Upon Changes in Capitalization.
         ------------------------------------------

         The aggregate number and class of shares for which options may be granted under the Plan, the number and class of shares covered by each outstanding option, and the exercise price per share thereof (but not the total price), and each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

          7.1.   Effect of Liquidation, Reorganization, or Change in Control.
                 -----------------------------------------------------------

                 7.1.1 Cash, Stock, or Other Property for Stock. Except as provided in subsection 7.1.2 hereof, upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than mere reincorporation or creation of a holding company), or liquidation of the Company (each, an "event"), as a result of which the stockholders of the Company receive cash, stock, or other property in exchange for, or in connection with, their shares of Common Stock, any option granted hereunder shall terminate, but the time during which such options may be exercised shall be accelerated as follows: the Optionee shall have the right immediately prior to any such event to exercise such Optionee's option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied.

                 7.1.2 Conversion of Options on Stock for Exchange Stock. If the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, or reorganization (other than mere reincorporation or creation of a holding company), all options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions of subsection 7.1.1 hereof. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition, separation, or reorganization. Unless the Board determines otherwise, the converted options shall be fully vested whether or not the vesting requirements set forth in the option agreement have been satisfied.

          7.2 Fractional Shares. In the event of any adjustment in the number of shares covered by an option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

          7.3 Determination of Board to Be Final. Except as otherwise required for the Plan to qualify for the exemption afforded by Rule 16b-3 under the Exchange Act, all adjustments under this Section 7 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding, and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an incentive stock option shall be made in such a manner so as not to constitute a "modification" as defined in
Section 425(h) of the Code and so as not to cause the incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Section 422(b) of the Code.

VIII.    Securities Law Compliance.
         -------------------------

         Shares shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended (the "Act"), the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including, without limitation, the availability of an exemption from registration for the issuance and sale of any shares hereunder. Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

         As a condition to the exercise of an option, if, in the opinion of counsel for the Company, assurances are required by any relevant provision of the aforementioned laws, the Company may require the Optionee to give written assurances satisfactory to the Company at the time of any such exercise (a) as to the Optionee's knowledge and experience in financial and business matters (and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters) and that such Optionee is capable of evaluating, either alone or with the purchaser representative, the merits and risks of exercising the option or (b) that the shares are being purchased only for investment and without any present intention to sell or distribute such shares. The foregoing requirements shall be inoperative if the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Act.

         At the option of the Company, a stop-transfer order against any shares may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold, or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Plan Administrator may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws. NONE OF THE ABOVE SHALL BE CONSTRUED TO IMPLY AN OBLIGATION ON THE PART OF THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK HEREUNDER.

          Should any of the Company's capital stock of the same class as the stock subject to options granted hereunder be listed on a national securities exchange or on the NASDAQ National Market, all stock issued hereunder if not previously listed on such exchange or market shall, if required by the rules of such exchange or market, be authorized by that exchange or market for listing thereon prior to the issuance thereof.

IX.      Use of Proceeds.
         ---------------

         The proceeds received by the Company from the sale of shares pursuant to the exercise of options granted hereunder shall constitute general funds of the Company.

X.       Amendment and Termination.
         -------------------------

            10.1 Board Action. The Board may at any time suspend, amend, or terminate the Plan, provided, that no amendment shall be made without stockholder approval within 12 months before or after adoption of the Plan if such approval is necessary to comply with any applicable tax or regulatory requirement, including any such approval as may be necessary to satisfy the requirements for exemptive relief under Rule 16b-3 of the Exchange Act or any successor provision. Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless the Company requests the consent of the person to whom the option was granted and such person consents in writing thereto.

            10.2 Automatic Termination. Unless sooner terminated by the Board, the Plan shall terminate ten years from the earlier of (a) the date on which the Plan is adopted by the Board or (b) the date on which the Plan is approved by the stockholders of the Company. No option may be granted after such termination or during any suspension of the Plan. The amendment or termination of the Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under the Plan.

XII.     Effectiveness of the Plan.
         -------------------------

         The Plan shall become effective upon adoption by the Board so long as it is approved by the holders of a majority of the Company's outstanding shares of voting capital stock at any time within 12 months before or after the adoption of the Plan by the Board.

                               claimsnet.com, inc.

             [INCENTIVE][NONQUALIFIED] STOCK OPTION LETTER AGREEMENT

TO: ______________________

      We are pleased to inform you that you have been selected by the Plan Administrator of the claimsnet.com, inc. (the "Company") 1997 Stock Option Plan (the "Plan") to receive a(n) [incentive] [nonqualified] option for the purchase of ________ shares of the Company's common stock, $.10 par value, at an exercise price of $____ per share (the "exercise price"). A copy of the Plan is attached and the provisions thereof, including, without limitation, those relating to withholding taxes, are incorporated into this Agreement by reference.

      The terms of the option are as set forth in the Plan and in this Agreement. The most important of the terms set forth in the Plan are summarized as follows:

      Term. The term of the option is ten years from date of grant, unless sooner terminated.

      Exercise. During your lifetime only you can exercise the option. The Plan also provides for exercise of the option by the personal representative of your estate or the beneficiary thereof following your death. You may use the Notice of Exercise in the form attached to this Agreement when you exercise the option.

      Payment for Shares.  The option may be exercised by the delivery of:

      (a) Cash, personal check (unless at the time of exercise the Plan Administrator determines otherwise), or bank certified or cashier's checks;

      (b) Unless the Plan Administrator in its sole discretion determines otherwise, shares of the capital stock of the Company held by you having a fair market value at the time of exercise, as determined in good faith by the Plan Administrator, equal to the exercise price;

      (c) Unless the Plan Administrator in its sole discretion determines otherwise, a properly executed Notice of Exercise, together with instructions to the Company to withhold from the shares that would otherwise be issued upon exercise that number of shares having a fair market value equal to the option exercise price; or

      (d) Unless the Plan Administrator in its sole discretion determines otherwise, a properly executed Notice of Exercise, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price.

      Termination. The option will terminate immediately upon termination for cause, as defined in the Plan, or three months after cessation of your relationship with the Company or an Affiliate thereof, unless cessation is due to death or total disability, in which case the option shall terminate 12 months after cessation of such relationship.

      Transfer of Option. The option is not transferable except by will or by the applicable laws of descent and distribution or pursuant to a qualified domestic relations order.

      Vesting.  The option is vested according to the following schedule:

            Period of Optionee's
            Continuous Relationship
            With the Company or
            Affiliate From the Date       Portion of Total Option
            the Option is Granted         Which is Exercisable
            ---------------------         --------------------

                  1 year                          25%
                  2 years                         50%
                  3 years                         75%
                  4 years                        100%

      Date of Grant.  The date of grant of the option is _______________.

      YOUR PARTICULAR ATTENTION IS DIRECTED TO SECTION 8 OF THE PLAN WHICH DESCRIBES CERTAIN IMPORTANT CONDITIONS RELATING TO FEDERAL AND STATE SECURITIES LAWS THAT MUST BE SATISFIED BEFORE THE OPTION CAN BE EXERCISED AND BEFORE THE COMPANY CAN ISSUE ANY SHARES TO YOU. THE COMPANY HAS NO OBLIGATION TO REGISTER THE SHARES THAT WOULD BE ISSUED UPON THE EXERCISE OF YOUR OPTION, AND IF IT NEVER REGISTERS THE SHARES, YOU WILL NOT BE ABLE TO EXERCISE THE OPTION UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. AT THE PRESENT TIME, EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE VERY LIMITED AND MIGHT BE UNAVAILABLE TO YOU PRIOR TO THE EXPIRATION OF THE OPTION. CONSEQUENTLY, YOU MIGHT HAVE NO OPPORTUNITY TO EXERCISE THE OPTION AND TO RECEIVE SHARES UPON SUCH EXERCISE. IN ADDITION, YOU SHOULD CONSULT WITH YOUR TAX ADVISOR CONCERNING THE RAMIFICATIONS TO YOU OF HOLDING OR EXERCISING YOUR OPTIONS OR HOLDING OR SELLING THE SHARES UNDERLYING SUCH OPTIONS.

      You understand that, during any period in which the shares which may be acquired pursuant to your option are subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (and you yourself are also so subject), in order for your transactions under the Plan to qualify for the exemption from Section 16(b) provided by Rule 16b-3, a total of six months must elapse between the grant of the option and the sale of shares underlying the option.

      Please execute the Acceptance and Acknowledgement set forth below on the enclosed copy of this Agreement and return it to the undersigned.

                                                      Very truly yours,
                                                      claimsnet.com, inc.



                                                      By:______________________
                                                         Name:
                                                         Title:

                         ACCEPTANCE AND ACKNOWLEDGEMENT

      I, a resident of the State of __________, accept the stock option described above granted under the claimsnet.com, inc. 1997 Stock Option Plan, and acknowledge receipt of a copy of this Agreement, including a copy of the Plan. I have read and understand the Plan, including the provisions of Section 8 thereof.

Dated: _____________________


---------------------------------------    -----------------------------------
         Taxpayer I.D. Number                         Signature


      By his or her signature below, the spouse of the Optionee, if such Optionee is legally married as of the date of such Optionee's execution of this Agreement, acknowledges that he or she has read this Agreement and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of this Agreement and the Plan.

Dated: _____________________


                                                      -------------------------
                                                      Spouse's Signature


                                                      -------------------------
                                                      Printed Name

                               NOTICE OF EXERCISE

         The undersigned, pursuant to a(n) [incentive] [nonqualified] Stock Option Letter Agreement (the "Agreement") between the undersigned and claimsnet.com,inc. (the "Company"), hereby irrevocably elects to exercise purchase rights represented by the Agreement, and to purchase thereunder _______ shares (the "Shares") of the Company's common stock, $.10 par value ("Common Stock"),covered by the Agreement and herewith makes payment in full therefor.

         1. If the sale of the Shares and the resale thereof has not, prior to the date hereof, been registered pursuant to a registration statement filed and declared effective under the Securities Act of 1933, as amended (the "Act"), the undersigned hereby agrees, represents, and warrants that: (a) the undersigned is acquiring the Shares for his or her own account (and not for the account of others), for investment and not with a view to the distribution or resale thereof; (b) By virtue of his or her position, the undersigned has access to the same kind of information which would be available in a registration statement filed under the Act; (c) the undersigned is a sophisticated investor; (d) the undersigned understands that he or she may not sell or otherwise dispose of the Shares in the absence of either (i) a registration statement filed under the Act or (ii) an exemption from the registration provisions thereof; and (e) The certificates representing the Shares may contain a legend tothe effect of subsection (d) of this Section 1.

         2. If the sale of the Shares and the resale thereof has been registered pursuant to a registration statement filed and declared effective under the Act, the undersigned hereby represents - 1 -and warrants that he or she has received the applicable prospectus and a copy of the most recent annual report, as well as all other material sent to stockholders generally. 3. The undersigned acknowledges that the number of shares of Common Stock subject to the Agreement is hereafter reduced by the number of shares of Common Stock represented by the Shares.

         Very truly yours,



         ____________________________________
         (type name under signature line)

         Social Security No. ________________

         Address: ___________________________

         ___________________________________

                               CLAIMSNET.COM INC.
                          Proxy for 2000 Annual Meeting
                This Proxy is Solicited by the Board of Directors

         KNOW ALL MEN BY THESE PRESENTS that I (we), the undersigned Stockholder(s) of CLAIMSNET.COM INC. (the "Company"), do hereby nominate, constitute and appoint Bo W. Lycke and Paul W. Miller or either of them (with full power to act alone), my (our) true and lawful attorney(s) with full power of substitution, for me (us) and in my (our) name, place and stead to vote all the Common Stock of said Company, standing in my (our) name on the books on the record date, September 14, 2000, at the Annual Meeting of its Stockholders to be held at the offices of the Company at 12801 North Central Expressway, First Floor Building Conference Room, Dallas, Texas 75243, on October 20, 2000, at 8:00 a.m., local time, or at any postponement or adjournment thereof, with all the powers the undersigned would possess if personally present.

         This Proxy, when properly executed, will be voted as directed below. In the absence of any direction, the shares represented hereby will be voted for the (a) approval of the proposed amendment to the Company's Certificate of Incorporation, (b) approval of the reservation of 1,427,076 shares of Common Stock of the Company, (c) approval of the proposed amendment to the Company's 1997 Stock Option Plan, increasing the total number of issuable shares by 750,000, (d) election of the nominees listed and (e) ratification of the appointment of the auditors.

|X| Please mark your votes in this manner.

1. Approval of the proposal to amend the Certificate of Incorporation of the Company to amend its corporate name to be "HealthExchange Inc." The Board of Directors recommends a vote FOR approval.

         |_|   For         |_|   Against          |_|   Abstain

2. Approval of the reservation by the Board of Directors of 1,427,076 shares of Common Stock of the Company, issuable upon the potential conversion of the Company's Series A Convertible Redeemable Preferred Stock and Series B Convertible Redeemable Preferred Stock. The Board of Directors recommends a vote FOR approval.

         |_|   For         |_|   Against          |_|   Abstain

3. Approval of the proposal to increase the number of shares issuable pursuant to the 1997 Stock Option Plan by 750,000. The Board of Directors recommends a vote FOR approval.

         |_|   For         |_|   Against         |_|   Abstain

4. Election of Directors; Election of the three nominees, Bo W. Lycke, Ward A. Bensen, and Robert H. Brown, Jr.

         |_|   For All Nominees                |_|   Withhold From All Nominees

If you do not wish your shares voted FOR a particular nominee, draw a line through that person's name above.

5. Approval of the appointment of Ernst & Young LLP, as independent auditors of the Company for the fiscal year ending December 31, 2000. The Board of Directors recommends a vote FOR approval.

     |_|   For             |_|   Against       |_|   Abstain

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before such meeting or adjustment or postponement, thereof.



                                        SIGNATURES(S)___________________________


                                        ________________________________________


                                        Date____________________________________


NOTE: Please sign exactly as the name(s) appear hereon. Joint owners should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.